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                                                        EXHIBIT 23(g)
CONSENT OF MORGAN STANLEY & CO. INCORPORATED

September 20, 1996


ENSERCH Corporation
300 South St. Paul Street
Dallas, TX 75201



Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of TUC Holding Company ("TUC Holding") on Form S-4, with respect to the proposed merger of Enserch Merger Corp., a wholly owned subsidiary of TUC Holding, with and into ENSERCH Corporation, and certain related transactions, of our opinion letter appearing as Annex IV to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               Very truly yours,


                                               MORGAN STANLEY & CO. INCORPORATED


                                               BY: /s/ Christopher L. Ryan
                                                  ------------------------------
                                                   Vice President